Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: June 17, 2020

DICALITE MANAGEMENT GROUP, INC.
By:	/s/ Derek Cusack
Name:	Derek Cusack
Title:	Vice President and Deputy General Counsel

DICALITE MANAGEMENT HOLDINGS LLC
By:	/s/ Derek Cusack
Name:	Derek Cusack
Title:	Vice President and Deputy General Counsel

DPV MINERAL HOLDING COMPANY LLC
By:	/s/ Matthew H. Kamens
Name:	Matthew H. Kamens
Title:	Manager

MTFG MANAGEMENT SERVICES, LLC
By:	By The Ronald O. Perelman 2016 Trust for Education and Charity, its Member /s/ Matthew H. Kamens
Name:	Matthew H. Kamens
Title:	Trustee

THE RONALD O. PERELMAN 2016 TRUST FOR EDUCATION AND CHARITY
By:	/s/ Matthew H. Kamens
Name:	Matthew H. Kamens
Title:	Trustee